Exhibit 99.1

eXoZymes Provides Fourth Quarter and Full Year 2024 Update

Management to Host Conference Call Today at 4:30PM Eastern

Monrovia, CA — April 2, 2025 — Today, eXoZymes Inc. (NASDAQ: EXOZ) (“eXoZymes”) - a pioneer of AI-engineered enzymes that can transform sustainable feedstock into essential nutraceuticals, medicines, biofuels, and other valuable chemicals - provides an update on operations through the fiscal year ended December 31, 2024.

Michael Heltzen, CEO of eXoZymes, states, “As a pre-revenue company, what’s important for us is that we keep progressing towards our specific milestones and value infection points, like getting to our first commercial applications via spin-outs, joint-ventures, and licensing deals as the drivers of our focus on commercialization. All while making sure to keep improving our fundamental and innovative exozymes technology, as well as growing our team of talents.”

Fourth Quarter and Full Year 2024 and Subsequent Operational Highlights

●	Completed initial public offering: While 2024 was a challenging year to raise money for bio- and high-tech, eXoZymes successfully started trading on Nasdaq on November 13, 2024.

●	Adding AI to our biotech: Through a proprietary process, eXoZymes has developed a unique way of generating AI-derived-signal-rich enzyme data that can be used to train ML algorithms efficiently. Using this proprietary AI-based process has led to remarkable improvements in the enzyme development process, speeding up development of the core technology, and paving the way for the next generation of biomanufacturing, namely: exozymes.

●	Commercialization: Full focus on developing commercial opportunities, spin-outs, joint-ventures, and licensing deals with future partners, in order to get to multiple markets as fast as possible.

Investors and interested parties can access the live webinar, at the time of the event through eXoZymes’ investor relations website. A recording of the conference call will also be made publicly available soon after the live call.

Michael Heltzen, CEO of eXoZymes, will lead the call and will be joined by select members of the management team to review recent developments, ongoing initiatives, anticipated milestones, as well as host a question-and-answer period.

About eXoZymes

Founded in 2019, the company has developed a biomanufacturing platform that - as a historic first - offers the tools and insights to engineer, control and optimize nature’s own natural processes to produce chemical compounds, enabling the company’s partners to replace traditional chemical production methods with a new commercially scalable, sustainable, and eco-friendly alternative: exozymes.

Exozymes are advanced enzymes enhanced through AI and bioengineering to thrive in a bioreactor outside of living cells. Exozymes can replace toxic petrochemical processes and inefficient biochemical extraction with sustainable and scalable biosolutions that transform biomass into essential chemicals, medicines, and biofuels.

By freeing enzyme-driven chemical reactions from the limitations imposed by cells, exozyme biosolutions eliminate the scaling bottleneck that has hampered commercial success in the synthetic biology (SynBio) space, making exozymes the logical successor to most SynBio projects.

While the company, eXoZymes Inc., has introduced “exozymes” as a scientific concept, they are not trademarking the concept, as they view it as a new nomenclature for wide adoption for this next generation of biomanufacturing that eXoZymes aims to pioneer and be the market leader of.

Learn more on exozymes.com

eXoZymes Safe Harbor

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of eXoZymes’ quarterly reports on Form 10-Q, annual reports on Form 10-K, and other documents filed by eXoZymes from time to time by the company with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and eXoZymes assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. eXoZymes does not give any assurance that it will achieve its expectations.

Investor relations contact

Email: ir@exozymes.com

eXoZymes media contact

Lasse Görlitz, VP of Communications

(858) 319-7135

press@exozymes.com